Exhibit 23.1




              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Input Software, Inc., on Forms S-8 (File No.'s 333-30164, 333-87511, 333-72527, 333-60993, 333-45731,
333-39181 and 333-09727) of our report dated January 31, 2000, relating to the financial statements and financial statement schedule which appears in this Form 10-K.



PricewaterhouseCoopers, LLP
San Jose, California
March 13, 2000